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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129542, 333-124785, 333-106007, 333-104828,
333-96541, 333-87736, 333-67370, 333-59380, 333-39238, 333-94367, 333-86611,
333-40681, 333-38055, 333-26979, 33-59009, 33-57583, 33-52252, 33-40295,
33-40294, 33-32875) and Form S-3 (No. 333-111082, 333-104821, 333-67020,
333-91349, 33-55977, 33-47424) of Johnson & Johnson of our report dated
February 28, 2006, except for Note 10, for which the date is October 30, 2006, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this current report on Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

New York, New York
October 30, 2006